ACCOUNT RECONCILIATION AGREEMENT

     THIS ACCOUNT RECONCILIATION AGREEMENT (the "Agreement") is made and entered into as of the 12th day of March, 2002, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC. d/b/a KEYSTONE STEEL & WIRE COMPANY, a Delaware corporation ("Keystone"), and CENTRAL ILLINOIS LIGHT COMPANY, an Illinois corporation ("CILCO").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Keystone and CILCO are parties to that certain Gas Service Agreement dated as of June 30, 1999, that certain Electric Agreement dated as of March 28, 2000, that certain Interruptible Electric Service Contract dated as of March 28, 2000, that certain Electric Agreement dated as of December 31, 2001, and that certain Interruptible Electric Service Contract dated as of December 31, 2001 (all of the foregoing, together with any amendments or supplements thereto, are referred to collectively herein as the "Utility Agreements");

     WHEREAS, pursuant to the Utility Agreements, from time to time CILCO sold to Keystone and Keystone purchased from CILCO natural gas and electrical utility services;

     WHEREAS, Keystone is currently pursuing an out-of-court restructuring of its obligations and capital structure;

     WHEREAS, pursuant to the agreement of the parties, for several months Keystone has made prepayments with respect to its anticipated current usage under the Utility Agreements and deferred payment with respect to certain past due amounts for prior usage;

     WHEREAS, Keystone and CILCO hereby expressly acknowledge and agree that the past due amounts owed by Keystone to CILCO for utility services previously provided pursuant to the Utility Agreements equal in the aggregate $4,845,142 (the "Outstanding Balance"); and

     WHEREAS, the parties desire to provide for the payment in full of the Outstanding Balance and other amounts becoming due between them upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, it is hereby agreed as follows:

     Section 1. Payment of the Outstanding Balance. As full and complete satisfaction of all past due amounts owed by Keystone to CILCO under the Utility Agreements as of the date hereof, Keystone hereby promises to pay the Outstanding Balance to CILCO by making a payment of $79,462 on or before March 31, 2002, followed by sixty-two (60) equal monthly payments of $79,428 each on or before the last day of each and every month thereafter through and including March 31, 2007. The Outstanding Balance shall not bear interest and may be prepaid in whole or in part at any time without penalty. In the event Keystone Fails to pay in a timely manner any of the payments on the due dates set forth in Section 1, CILCO shall have the right to exercise any of the remedies set forth in Paragraph 5(f) of that certain Electric Agreement between CILCO and Keystone dated the 31st day of December 2001 until the entire Outstanding Balance is paid in full, even if the Electric Agreement has expired or otherwise been terminated.

     Section 2. Payment for Current Usage. Keystone shall make payment for current utility usage consistent with the terms set forth in Paragraph 5(f) of that certain Electric Agreement between CILCO and Keystone dated the 31st day of December 2001.

     Section 3. Additional Required Payment. In the event that the EBITDA (as hereinafter defined) of Keystone in any fiscal year shall exceed $20,000,000 (any such amount, the "Excess EBITDA"), Keystone shall pay to CILCO on or before April 15 of the following year an amount equal to the product of such Excess EBITDA multiplied by 5.86%, limited to the extent of the unpaid Outstanding Balance as of the date such payment is made. Notwithstanding the foregoing, in the event that any such payment pursuant to this Section 3 would result in an event of default under any of Keystone's various credit agreements, Keystone shall be permitted to defer such payment until such time as payment is permitted under all applicable covenants of such credit agreements. For purposes of this
Section 3, "EBITDA" for any fiscal year shall be the amount determined based upon Income (loss) before income taxes, plus Depreciation and Amortization expense, plus Interest Expense, less overfunded defined benefit pension credit or plus defined benefit pension expense, as the case may be, all as reported in Keystone's Annual Report on Form 10-K with respect to such year.

     Section 4. Priority; No Further Obligations. To the extent the terms and conditions of this Agreement alter or vary the terms of the Parties' Letter Agreement dated November 12, 2001, a copy of which is attached as Exhibit A, the parties hereto agree that the terms and conditions of this Agreement shall be deemed to have modified, amended and superseded the applicable portions of the Parties' November 12, 2001 Letter Agreement.

     Section 5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall have been deemed to have been delivered as of the date so delivered:

         If to Keystone:

                  Keystone Steel & Wire Company
                  7000 S.W. Adams Street
                  Peoria, Illinois  61641
                  Attention:  Vice President Finance
                  Fax:  (309) 697-7120

                  and:

                  Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway
                  Suite 1740
                  Dallas, Texas  75240-2697
                  Attention:  Chief Financial Officer
                  Fax: (972) 448-1408

         If to CILCO:

                  Central Illinois Light Company
                  Major Accounts, Energy Sales
                  300 Liberty Street
                  Peoria, Illinios  61602
                  Attention:  Sr. Vice President
                  Fax: (309) 677-5458

     Section 6. Further Assurances. The parties hereto shall execute and deliver, and file and record, as the case may be, such further or additional documents, agreements or instruments as the other party hereto shall reasonably require to consummate the transactions contemplated herein.

     Section 7. Binding Effect; Construction. The covenants contained herein shall bind, and the benefits hereof shall inure to the benefit of, the respective heirs, personal representatives, administrators, and successors and permitted assigns, to the extent applicable, of the parties hereto.

     Section 8. Entire Agreement; Severability. This Agreement contains the entire agreement among the parties hereto relating to the matters provided herein, and no representations, promises or agreements, oral or otherwise, not expressly contained or incorporated by reference herein or therein shall be binding on the parties hereto. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision hereof.

     Section 9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Illinois, without giving effect to any principles of conflict of laws.

     Section 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and may be delivered via facsimile or otherwise, and all of which together shall constitute one and the same agreement.

                         [Signatures on following page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned as of the date first written above.

                                      KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                                      d/b/a KEYSTONE STEEL & WIRE COMPANY


                                      By:
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                                      Name:
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                                      Title:
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                                      CENTRAL ILLINOIS LIGHT COMPANY


                                      By:
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                                      Name:
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                                      Title:
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